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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



                                 June 12, 2001
               Date of report (Date of earliest event reported)



                              G & L REALTY CORP.
                              ------------------
              (Exact name of registrant as specified in charter)



          Maryland                          1-12566           95-4449388
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(State or Other Jurisdiction of        (Commission File      (IRS Employer
       Incorporation)                        Number)        Identification No.)

             439 N. Bedford Drive, Beverly Hills, California 90210
             -----------------------------------------------------
             (Address of principal executive offices)   (Zip code)

       Registrant's telephone number including area code: (310) 273-9930

                                Not applicable.
                      -----------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          On June 6, 2001, G & L Realty Corp. (the "Company") announced that on June 5, 2001, Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company (the Company has been advised that this would include the common stock issuable upon conversion of partnership units), but not less than a majority, at a cash price equal to $15.00 per share of common stock, or (b) all of the assets of the Company at an all cash purchase price equivalent to $15.00 per share of common stock (the "Weisman Proposal"). The Weisman Proposal was originally scheduled to expire on June 12, 2001. The special committee has received a letter dated June 12, 2001 from counsel of the Weisman Group indicating that the Weisman Group has extended the expiration date of the Weisman Proposal to June 22, 2001.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       G & L REALTY CORP.


                                       By:  /s/ David E. Hamer
                                            -----------------------
                                            David E. Hamer
                                            Chief Accounting Officer

DATED:    June 13, 2001